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                                                                    Exhibit 99.1

                                [GLASSTECH LOGO]


GLASSTECH, INC.                                              PHONE: 419-661-9500
AMPOINT INDUSTRIAL PARK                                        FAX: 419-661-9616
995 FOURTH STREET                             INTERNET: http://www.glasstech.com
PERRYSBURG, OHIO 43551 U.S.A.

                                  NEWS RELEASE

Release: IMMEDIATELY                                 Date: January 30, 2002

Contact: Mike Hart
         President
         Hart Associates
         419-893-9600

Glasstech Files to Reorganize, Emerging Company Will Be Much Stronger
Financially
     Perrysburg, Ohio...Glasstech Holding Co. and its wholly owned operating subsidiary, Glasstech, Inc. filed voluntary petitions to reorganize. The filing on January 30 in the United States Bankruptcy Court for the District of Delaware, together with the contemplated reorganization, is expected to relieve the company of significant debt and interest payments.
     Negotiations have been ongoing between Glasstech and a majority of its noteholders for some time and significant progress has been made. Glasstech anticipates that this financial restructuring will equitize the company and result in the current noteholders receiving sizeable equity positions in the company. Since a majority of the noteholders have indicated support for a financial restructuring, it is anticipated that Glasstech will move through the restructuring process quickly.
     "The noteholders know the company is sound and that it is a good business with good management," Mark D. Christman, Glasstech's President and CEO, said. "Glasstech expects to promptly emerge from these proceedings a much stronger company financially."
     "This is a financial reorganization," Christman said. "Operationally, Glasstech has the resources to continue to service and supply the automotive and architectural markets worldwide."



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LEGAL NOTICE

Certain statements in this press release constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. These include statements relating to Glasstech's expected relief of debt and interest payments; its expected financial strength upon emergence from bankruptcy; its expected ability to emerge from bankruptcy quickly, if at all, or to gain the support of other constituencies and the final approval of the noteholders; or the expectations of the reorganization not affecting service and supply of customers. Factors that could cause actual results to differ materially from those stated or implied in the forward-looking statements include failure to promptly complete and receive court approval of a plan of reorganization, the inability to obtain the requisite consents from the different constituents, adverse rulings by the bankruptcy court and other factors disclosed in Glasstech's periodic filings with the Securities and Exchange Commission. Glasstech assumes no obligation to update the information contained in this new release.